Exhibit 99.2

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance.

The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitations) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 which is available at the SEC’s website (www.sec.gov).

Non-Loss Share Earnings

(1)
Non-loss share EPS and EPS, loss share contribution are non-GAAP measures. See section entitled "Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measurements to their comparable GAAP financial measurements.

(2)
Loss Share Contribution is defined as the excess of Loss Share Earnings (generally defined as accretion on covered loans net of amortization of the FDIC indemnification asset) over the hypothetical amount of interest income that could have been earned if the average balance of covered loans and the indemnification asset were instead assumed to be invested in securities at the weighted average yield earned on the Company’s investment securities portfolio as reported for each respective quarter, net of related income taxes. See section entitled "Calculation of Loss Share Contribution and Non-Loss Share Earnings Per Share" below for details of the calculation.

(3)	See section entitled "Calculation of Loss Share Contribution and Non-Loss Share Earnings Per Share" below for details of the calculation.

(4)
EPS for the quarter ended December 31, 2017 is shown net of discrete income tax benefit and related professional fees. EPS, net of discrete income tax benefit and related professional fees is a non-GAAP financial measure. See section entitled "Non-GAAP Financial Measures" below for reconciliation of this measure to the GAAP measure of earnings per common share, diluted.

Calculation of Loss Share Contribution and Non-Loss Share Earnings Per Share
Non-Loss Share Earnings are calculated by removing the total Loss Share Contribution from Net Income. The Loss Share Contribution is a hypothetical presentation of the impact of the covered loans and FDIC indemnification asset on earnings for each respective quarter, reflecting the excess of Loss Share Earnings over hypothetical interest income that could have been earned on alternative assets.

(1)	See section entitled "Calculation of Hypothetical Interest Income on Alternate Assets" below for calculation of these amounts and underlying assumptions.
(2) Net income and Diluted earnings per common share for the three months ended December 31, 2017 is presented net of non-GAAP adjustments to remove a discrete income tax benefit and related professional fees recognized in that period. See section entitled "Non-GAAP Financial Measures" below.
(3) Calculation variances of $0.1 million in the table above are due to rounding.
(4) An assumed marginal tax rate of 39.5% was applied to the quarter ended December 31, 2017 and all prior periods; a marginal rate of 26.5% was applied to subsequent periods reflecting the reduction of the statutory federal income tax rate.

Calculation of Hypothetical Interest Income on Alternate Assets
The hypothetical interest income calculated below reflects the estimated income that may have been earned if the average balance of covered loans and the FDIC indemnification asset were liquidated and the proceeds assumed to be invested in securities at the weighted average yield on the Company’s investment securities portfolio as reported for each respective quarter. Historically, cash received from the repayment, sale, or other resolution of covered loans and cash payments received from the FDIC under the terms of the Shared Loss Agreement have generally been reinvested in non-covered loans or investment securities. There is no assurance that the hypothetical results illustrated below would have been achieved if the covered loans and FDIC indemnification asset had been liquidated and proceeds reinvested in the respective quarters.

(1)	Calculated as the simple average of beginning and ending balances reported for each period.
(2) The weighted average yield on the Company’s investment securities as reported for the applicable quarter.

Non-GAAP Financial Measures

Net income and diluted earnings per common share, in each case excluding the impact of Loss Share Contribution, as defined in the section entitled "Non-Loss Share Earnings" above, are non-GAAP financial measures. Management believes disclosure of these measures provides readers with information that may be useful in understanding the impact of the covered loans and FDIC indemnification asset on the Company’s earnings. The following table reconciles these non-GAAP financial measurements to the comparable GAAP financial measurements of net income and diluted earnings per common share for the periods indicated.

(1)
Net income and Diluted earnings per common share for the three months ended December 31, 2017 are net of non-GAAP adjustments to remove a discrete income tax benefit and related professional fees recognized in that period. See below for reconciliation of these non-GAAP financial measurements to their comparable GAAP financial measurements.

(2)	Net impact on diluted earnings per share of Loss Share Contribution (non-GAAP) adjusted for rounding.

(3)	Calculation variances of $0.1 million in the table above are due to rounding.

Non-GAAP Financial Measures (continued)

Net income and earnings per diluted common share, in each case excluding the impact of a discrete income tax benefit and related professional fees are non-GAAP financial measures. Management believes disclosure of these measures enhances readers' ability to compare the Company's financial performance for the three months ended December 31, 2017 to that of other periods presented. The following table reconciles these non-GAAP financial measurements to the comparable GAAP financial measurements of net income and earnings per diluted share for the three months ended December 31, 2017 (in thousands except share and per share data):

Net income excluding the impact of a discrete income tax benefit and related professional fees:
Net income (GAAP)	$417,794
Less discrete income tax benefit	(327,945)
Add back related professional fees, net of tax of $1,802	4,995
Net income excluding the impact of a discrete income tax benefit and related professional fees (non-GAAP)	$94,844

Diluted earnings per common share, excluding the impact of a discrete income tax benefit and related professional fees:
Diluted earnings per common share (GAAP)	$3.79
Less impact on diluted earnings per common share of discrete income tax benefit and related professional fees, before allocation to participating securities (non-GAAP)	(3.04)
Less impact on diluted earnings per common share of discrete income tax benefit and related professional fees allocated to participating securities (non-GAAP)	0.12
Diluted earnings per common share, excluding the impact of a discrete income tax benefit and related professional fees (non-GAAP)(1)	$0.86

Impact on diluted earnings per common share of discrete income tax benefit and related professional fees:
Discrete income tax benefit and related professional fees, net of tax	$322,950
Weighted average shares for diluted earnings per share (GAAP)	106,071,934
Impact on diluted earnings per common share of discrete income tax benefit and related professional fees, before allocation to participating securities (non-GAAP)	$3.04

Impact on diluted earnings per common share of discrete income tax benefit and related professional fees allocated to participating securities:
Discrete income tax benefit and related professional fees, net of tax, allocated to participating securities	$(12,354)
Weighted average shares for diluted earnings per share (GAAP)	106,071,934
Impact on diluted earnings per common share of discrete income tax benefit and related professional fees allocated to participating securities (non-GAAP)	$(0.12)

(1)	Amount for the three months ended December 31, 2017 adjusted for rounding.

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